Exhibit 2.11

DESCRIPTION OF EACH CLASS OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2020, Swedish Export Credit Corporation (“SEK”, the “Company,” “our,” “us,” or “we”) had seven classes of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended: (i) ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022 (the “SPECTRUM Securities”), (ii) ELEMENTSSM Linked to the Rogers International Commodity Index® — Energy Total ReturnSM due October 24, 2022 (the “RICI Energy Securities”), (iii) ELEMENTSSM Linked to the Rogers International Commodity Index® — Metals Total ReturnSM due October 24, 2022 (the “RICI Metals Securities”), (iv) ELEMENTSSM Linked to the Rogers International Commodity Index® — Agriculture Total ReturnSM due October 24, 2022 (the “RICI Agriculture Securities”), (v) ELEMENTSSM Linked to the Rogers International Commodity Index® — Total ReturnSM due October 24, 2022 (the “RICI Total Return Securities”), (vi) ELEMENTSSM Linked to the ICE BofAML Commodity index eXtraBiofuels Exchange Series — Total Return due February 13, 2023 (the “ICE Biofuels Securities”), and (vii) ELEMENTSSM Linked to the ICE BofAML Commodity index eXtra (GRains)— Total Return due February 14, 2023 (the “ICE GRains Securities”, and together with the SPECTRUM Securities, RICI Energy Securities, RICI Metals Securities, RICI Agriculture Securities, RICI Total Return Securities and ICE Biofuels Securities, the “Notes”, the “Securities” and each a “Security”).

Description of the Securities

The following description of the Securities is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Prospectus and Prospectus Supplement dated November 3, 2020 (together, the “Prospectus”), as supplemented, in relation to (i) the SPECTRUM Securities, by Pricing Supplement No. 27 dated November 3, 2020 to the Prospectus, (ii) the RICI Energy Securities, by Pricing Supplement No. 28 dated November 3, 2020 to the Prospectus, (iii) the RICI Metals Securities, by Pricing Supplement No. 29 dated November 3, 2020 to the Prospectus, (iv) the RICI Agriculture Securities, by Pricing Supplement No. 30 dated November 3, 2020 to the Prospectus, (v) the RICI Total Return Securities, by Pricing Supplement No. 31 dated November 3, 2020 to the Prospectus, (vi) the ICE Biofuels Securities, by Pricing Supplement No. 32 dated November 3, 2020 to the Prospectus, and (vii) the ICE GRains Securities, by Pricing Supplement No. 33 dated November 3, 2020 to the Prospectus.

The Prospectus, as so supplemented, contains a detailed summary of additional provisions of the Securities and of the indenture dated August 15, 1991, as supplemented by the supplemental indentures dated June 2, 2004, January 30, 2006, October 23, 2008, March 8, 2010 and November 3, 2020 between SEK and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago and J.P. Morgan Trust Company, National Association), as trustee, under which the Securities are issued (together, the “Indenture”), which are incorporated by reference as exhibits to the Company’s Annual Report on Form 20-F of which this Exhibit 2.11 is a part.

We encourage you to read the above referenced Prospectus, as so supplemented, and the Indenture for additional information.

ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022

Pricing Supplement No. 27

General

The SPECTRUM Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas (also referred to as the S&P Custom/BNP Paribas — SPECTRUM US Sector Momentum IndexTM) (the “SPECTRUM Index”).

The SPECTRUM Index is a proprietary index of BNP Paribas (“BNP”) that is positioned as a “U.S. equity large cap” investment. The SPECTRUM Index is a custom Standard & Poor’s (the “Index Calculation Agent” or “S&P”) index licensed and calculated by S&P and published on Bloomberg under the symbol SPBNPSP. The SPECTRUM Index applies the methodology of “momentum investing” to the ten component sub-Indices of the S&P 500 Index (the “Sub-indices” and each a “Sub-index”). Each of the component stocks of the S&P 500 Index (the “SPECTRUM Index Components”) belongs to one of the ten Sub-indices. According to the index calculation methodology, the SPECTRUM Index is rebalanced daily in two steps to account for the different performances of the Sub-indices relative to the S&P 500 Total Return Index (the “SPTR”). In the first step, the relative weights of the Sub-indices that perform well relative to the SPTR (on the basis of the semi-annual performance of a semi-annual moving average) are increased, while the relative weights of the Sub-indices that perform poorly are reduced. In the second step, a “benchmarking” methodology is applied to make the SPECTRUM Index a more efficient tracker of the SPTR. First, the weights are modified according to the correlation between each Sub-index and the SPTR. Sub-indices that correlate poorly compared to the SPTR may see their weight reduced, while Sub-indices that correlate highly may see their weight increased. Once the new weights are computed, they are compared to the current weights. If the new weights of the Sub-indices are sufficiently different from their current weights, as determined by mathematical formulae which are fixed by BNP, the SPECTRUM Index is rebalanced and the current weights are reset to the new computed weights.

Coupon

We will not pay you interest during the term of the SPECTRUM Securities.

Denomination

We issued the SPECTRUM Securities in denominations of $10 stated principal amount.

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Payment at Maturity

If you hold your SPECTRUM Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the value of the SPECTRUM Index from the inception date to the value calculated on the final valuation date (which refers to August 2, 2022). Your cash payment at maturity will be equal to the principal amount of your SPECTRUM Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing values of the SPECTRUM Index for the five trading days immediately prior to and including the final valuation date (the “SPECTRUM Index Calculation Period”) divided by the initial index level. The initial index level is equal to 1,063.97. If a market disruption event occurs and is occurring during the SPECTRUM Index Calculation Period, then the calculation agent for the SPECTRUM Securities (the “Securities Calculation Agent”) will postpone the final valuation date until there are five trading days on which there is no market disruption event occurring, but in no event will the final valuation date be postponed by more than five scheduled trading days. If there are fewer than five trading days during the SPECTRUM Index Calculation Period and the five scheduled trading days after the SPECTRUM Index Calculation Period (the “extended valuation period”), the index factor will equal the average of the closing values of the SPECTRUM Index on those trading days. If there is one trading day during the SPECTRUM Index Calculation Period and extended valuation period, the index factor will equal the closing value of the SPECTRUM Index on that trading day. If there are no trading days during the SPECTRUM Index Calculation Period and extended valuation period, then the index factor will be calculated by reference to the closing value of the SPECTRUM Index determined (or, if not determinable, estimated by the Securities Calculation Agent in a manner which it considers commercially reasonable under the circumstances) on the final scheduled trading day in the extended valuation period. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your SPECTRUM Securities for repurchase by SEK on any repurchase date during the term of the SPECTRUM Securities. If you choose to offer your SPECTRUM Securities for repurchase, you must offer at least $5,000,000 principal amount of SPECTRUM Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of SPECTRUM Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your SPECTRUM Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your SPECTRUM Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

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The index factor on the relevant valuation date is the closing value of the SPECTRUM Index on that day divided by the initial index level. The initial index level is equal to 1,063.97.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from October 30, 2007 to August 2, 2022 inclusive or, if such date is not a trading day, the next succeeding trading day, unless the Securities Calculation Agent determines that a market disruption event occurs or is continuing on that day. The weekly scheduled valuation date may be postponed due to a market disruption event up to four scheduled trading days. If postponement of a valuation date due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption event, up to four scheduled trading days. If a market disruption event causes the postponement of the valuation date for more than four scheduled trading days, the value of the SPECTRUM Index for such weekly repurchase date will be determined (or, if not determinable, estimated) by the Securities Calculation Agent in a manner which it considers commercially reasonable under the circumstances on such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was November 5, 2007. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your SPECTRUM Securities will be July 25, 2022.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The SPECTRUM Securities are not redeemable at the option of SEK. However, the Indenture under which the SPECTRUM Securities are issued permits us to elect to redeem the SPECTRUM Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the SPECTRUM Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your SPECTRUM Securities to SEK for repurchase on any repurchase date during the term of the SPECTRUM Securities. If you wish to offer your SPECTRUM Securities to SEK for repurchase, you and your broker must follow the following procedures:

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•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the SPECTRUM Securities, to BofA Securities, Inc. (“BofAS”) by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your SPECTRUM Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your SPECTRUM Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your Depository Trust Company (“DTC”) custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the SPECTRUM Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your SPECTRUM Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the Securities Calculation Agent will determine the value of the SPECTRUM Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the SPECTRUM Index may be postponed if the Securities Calculation Agent determines that, on a valuation date, a market disruption event has occurred or is continuing.

Any of the following will be a market disruption event as determined by the Securities Calculation Agent:

•	any suspension of, absence or material limitation on trading on the primary exchange on which the SPECTRUM Index Components trade as determined by the Securities Calculation Agent (without taking into account any extended or after-hours trading session), in 20% or more of the number of stocks that then comprise any Sub-index or any successor index;

•	any event that disrupts or impairs (as determined by the Securities Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for 20% or more of the number of stocks that then comprise any Sub-index or any successor index;

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•	a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the number of stocks that then comprise any Sub-index or any successor index during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

•	if in the future, such markets become relevant to the calculation or hedging of the SPECTRUM Index, any suspension of or material limitation on trading on the primary exchanges that trade options contracts or futures contracts related to the SPECTRUM Index Components as determined by the Securities Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the SPECTRUM Index, or any successor index; or

•	any other event, if the Securities Calculation Agent determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the SPECTRUM Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the SPECTRUM Securities.

For the purpose of determining whether a market disruption event has occurred:

•	a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision to permanently discontinue trading in the relevant futures or options contracts related to the SPECTRUM Index, or any successor index, will not constitute a market disruption event;

•	a suspension in trading in a futures or options contract on the SPECTRUM Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the SPECTRUM Index;

•	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

•	for the purpose of the first bullet of this section above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Securities Calculation Agent, will be considered “material”.

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Default Amount on Acceleration

If an event of default occurs and the maturity of the SPECTRUM Securities is accelerated, we will pay the default amount in respect of the principal of each SPECTRUM Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the SPECTRUM Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each SPECTRUM Security outstanding as the principal amount of that SPECTRUM Security. Although the terms of the SPECTRUM Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the SPECTRUM Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

Default Amount

If a holder of a SPECTRUM Security accelerates the maturity of the SPECTRUM Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the Securities Calculation Agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future from time to time, without your consent, create and issue additional securities having the same terms and conditions as the SPECTRUM Securities. If there is substantial demand for the SPECTRUM Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding SPECTRUM Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the SPECTRUM Index

If BNP discontinues publication of the SPECTRUM Index and BNP or any other person or entity publishes an index that the Securities Calculation Agent, after consultation with SEK, determines is comparable to the SPECTRUM Index and approves as a successor index, then the Securities Calculation Agent will determine the value of the SPECTRUM Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the SPECTRUM Index.

If the Securities Calculation Agent determines that the publication of the SPECTRUM Index is discontinued and that there is no successor index, or that the closing value of the SPECTRUM Index is not available because of a market disruption event or for any other reason, on the date on which the value of the SPECTRUM Index is required to be determined, or if for any other reason the SPECTRUM Index is not available to us or the Securities Calculation Agent on the relevant date, the Securities Calculation Agent, after consultation with SEK, will determine the amount payable by a computation methodology that the Securities Calculation Agent determines will as closely as reasonably possible replicate the SPECTRUM Index.

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If the Securities Calculation Agent determines that the SPECTRUM Index, the Sub-indices, the SPECTRUM Index Components or the method of calculating the SPECTRUM Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of SPECTRUM Index Components, and whether the change is made by BNP or the Index Calculation Agent under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Sub-indices or the SPECTRUM Index Components, or is due to any other reason — then the Securities Calculation Agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the SPECTRUM Index or method of calculating the SPECTRUM Index as it believes are appropriate to ensure that the value of the SPECTRUM Index used to determine the amount payable on the maturity date or upon repurchase by SEK is equitable.

All determinations and adjustments to be made by the Securities Calculation Agent with respect to the value of the SPECTRUM Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the value of the SPECTRUM Index may be made in the Securities Calculation Agent’s sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the SPECTRUM Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the SPECTRUM Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Securities Calculation Agent

BofAS will serve as the Securities Calculation Agent. The Securities Calculation Agent will, in its sole discretion, make all determinations regarding the value of the SPECTRUM Securities, including at maturity or upon repurchase by SEK, market disruption events (see “—Market Disruption Event” above), business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing value of the SPECTRUM Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your SPECTRUM Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the Securities Calculation Agent as specified herein. The Securities Calculation Agent will rely upon the published value of the SPECTRUM Index. If BNP discontinues publication of the SPECTRUM Index, the Securities Calculation Agent may designate a successor index selected in its sole discretion and shall be solely responsible for determining the value of the SPECTRUM Securities based on its calculation of such successor index. Absent manifest error, all determinations of the Securities Calculation Agent will be final and binding on you and us, without any liability on the part of the Securities Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Securities Calculation Agent.

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Listing

The SPECTRUM Securities are listed on the NYSE Arca under the ticker symbol “EEH”.

ELEMENTSSM Linked to the Rogers International Commodity Index® — Energy Total ReturnSM due October 24, 2022

Pricing Supplement No. 28

General

The RICI Energy Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Rogers International Commodity Index® —Energy Total ReturnSM (the “RICI Energy Index”).

The RICI Energy Index represents the value of a basket of six energy commodity futures contracts (the “RICI Energy Index Components”) and is a sub-index of the Rogers International Commodity Index® —Total ReturnSM (the “RICI—Total Return Index”), which is a composite, United States dollar based, total return index, launched by James B. Rogers on July 31, 1998. The RICI—Total Return Index and the RICI Energy Index are published by Beeland Interests, Inc. (“Beeland”). The RICI—Total Return Index represents the value of a basket of futures contracts on commodities consumed in the global economy, ranging from agricultural to energy and metals products.

Coupon

We will not pay you interest during the term of the RICI Energy Securities.

Denomination

We issued the RICI Energy Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your RICI Energy Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the value of the RICI Energy Index from the inception date to the value calculated on the final valuation date (which refers to October 18, 2022). Your cash payment at maturity will be equal to the principal amount of your RICI Energy Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

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The index factor calculated on the final valuation date will equal the average of the closing values of the RICI Energy Index for the five trading days immediately prior to and including the final valuation date (the “RICI Energy Index Calculation Period”) divided by the initial index level. The initial index level is the closing value of the RICI Energy Index on the inception date. If a market disruption event with respect to a RICI Energy Index Component occurs and is occurring during the RICI Energy Index Calculation Period, then the value of the RICI Energy Index will be calculated by reference to the values of the RICI Energy Index Components unaffected by the market disruption event on the scheduled trading days during the RICI Energy Index Calculation Period and by reference to the values of the affected RICI Energy Index Components on the trading days during the RICI Energy Index Calculation Period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during the RICI Energy Index Calculation Period, the value of the affected RICI Energy Index Component on such trading day will be the value of the affected RICI Energy Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such RICI Energy Index Component. If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such RICI Energy Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days. If a market disruption event with respect to a RICI Energy Index Component continues for five scheduled trading days after the scheduled final valuation date, then the value of the RICI Energy Index will be calculated by reference to the value of such affected RICI Energy Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the final valuation day, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your RICI Energy Securities for repurchase by SEK on any repurchase date during the term of the RICI Energy Securities. If you choose to offer your RICI Energy Securities for repurchase, you must offer at least $5,000,000 principal amount of RICI Energy Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of RICI Energy Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your RICI Energy Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your RICI Energy Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing value of the RICI Energy Index on that day divided by the initial index level. The initial index level is the closing value of the RICI Energy Index on the inception date.

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The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from January 22, 2008 to October 18, 2022 inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect to a RICI Energy Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to a RICI Energy Index Component up to four scheduled trading days. If a market disruption event with respect to a RICI Energy Index Component occurs, the value of the RICI Energy Index with respect to such repurchase date will be calculated by reference to the values of the unaffected RICI Energy Index Components on the scheduled weekly valuation date and by reference to the values of the affected RICI Energy Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to a RICI Energy Index Component is continuing after four scheduled trading days, the value of the RICI Energy Index for such weekly repurchase date will be calculated by reference to the value affected RICI Energy Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to a RICI Energy Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was January 28, 2008. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your RICI Energy Securities will be October 3, 2022.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The RICI Energy Securities are not redeemable at the option of SEK. However, the Indenture under which the RICI Energy Securities are issued permits us to elect to redeem the RICI Energy Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the RICI Energy Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your RICI Energy Securities to SEK for repurchase on any repurchase date during the term of the RICI Energy Securities. If you wish to offer your RICI Energy Securities to SEK for repurchase, you and your broker must follow the following procedures:

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•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the RICI Energy Securities, to BofAS by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your RICI Energy Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your RICI Energy Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RICI Energy Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your RICI Energy Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the calculation agent will determine the value of the RICI Energy Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the RICI Energy Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of a RICI Energy Index Component.

Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of any RICI Energy Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any RICI Energy Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

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•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more RICI Energy Index Components; or

•	any other event, if the calculation agent determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the RICI Energy Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the RICI Energy Securities.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which any RICI Energy Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any RICI Energy Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the RICI Energy Securities is accelerated, we will pay the default amount in respect of the principal of each RICI Energy Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the RICI Energy Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each RICI Energy Security outstanding as the principal amount of that RICI Energy Security.

Although the terms of the RICI Energy Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the RICI Energy Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

Default Amount

If a holder of a RICI Energy Security accelerates the maturity of the RICI Energy Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

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Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the RICI Energy Securities. If there is substantial demand for the RICI Energy Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding RICI Energy Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the RICI Energy Index

If Beeland discontinues publication of the RICI Energy Index and Beeland or any other person or entity publishes an index that the calculation agent, after consultation with SEK, determines is comparable to the RICI Energy Index and approves as a successor index, then the calculation agent will determine the value of the RICI Energy Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the RICI Energy Index.

If the calculation agent determines that the publication of the RICI Energy Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the RICI Energy Index.

If the calculation agent determines that the RICI Energy Index, the RICI Energy Index Components or the method of calculating the RICI Energy Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of RICI Energy Index Components, and whether the change is made by Beeland or the RICI Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the RICI Energy Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the RICI Energy Index or method of calculating the RICI Energy Index as it believes are appropriate to ensure that the value of the RICI Energy Index used to determine the amount payable on the maturity date or upon repurchase by SEK is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the RICI Energy Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the value of the RICI Energy Index may be made in the calculation agent’s sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the RICI Energy Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the RICI Energy Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

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Role of Calculation Agent

BofAS will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the RICI Energy Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing value of the RICI Energy Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your RICI Energy Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Listing

The RICI Energy Securities are listed on the NYSE Arca under the ticker symbol “RJN”.

ELEMENTSSM Linked to the Rogers International Commodity Index® — Metals Total ReturnSM due October 24, 2022

Pricing Supplement No. 29

General

The RICI Metals Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Rogers International Commodity Index® —Metals Total ReturnSM (the “RICI Metals Index”).

The RICI Metals Index represents the value of a basket of 10 metals commodity futures contracts (the “RICI Metals Index Components”) and is a sub-index of the Rogers International Commodity Index® —Total ReturnSM (the “RICI—Total Return Index”), which is a composite, United States dollar based, total return index, launched by James B. Rogers on July 31, 1998. The RICI—Total Return Index and the RICI Metals Index are published by Beeland. The RICI—Total Return Index represents the value of a basket of futures contracts on commodities consumed in the global economy, ranging from agricultural to energy and metals products.

Coupon

We will not pay you interest during the term of the RICI Metals Securities.

Denomination

We issued the RICI Metals Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your RICI Metals Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the value of the RICI Metals Index from the inception date to the value calculated on the final valuation date (which refers to October 18, 2022). Your cash payment at maturity will be equal to the principal amount of your RICI Metals Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

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The index factor calculated on the final valuation date will equal the average of the closing values of the RICI Metals Index for the five trading days immediately prior to and including the final valuation date (the “RICI Metals Index Calculation Period”) divided by the initial index level. The initial index level is the closing value of the RICI Metals Index on the inception date. If a market disruption event with respect to a RICI Metals Index Component occurs and is occurring during the RICI Metals Index Calculation Period, then the value of the RICI Metals Index will be calculated by reference to the values of the RICI Metals Index Components unaffected by the market disruption event on the scheduled trading days during the RICI Metals Index Calculation Period and by reference to the values of the affected RICI Metals Index Components on the trading days during the RICI Metals Index Calculation Period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during the RICI Metals Index Calculation Period, the value of the affected RICI Metals Index Component on such trading day will be the value of the affected RICI Metals Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such RICI Metals Index Component. If a market disruption event occurs or is occurring on the RICI Metals Securities Final Valuation Date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such RICI Metals Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days. If a market disruption event with respect to a RICI Metals Index Component continues for five scheduled trading days after the scheduled RICI Metals Securities Final Valuation Date, then the value of the RICI Metals Index will be calculated by reference to the value of such affected RICI Metals Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the final valuation day, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your RICI Metals Securities for repurchase by SEK on any repurchase date during the term of the RICI Metals Securities. If you choose to offer your RICI Metals Securities for repurchase, you must offer at least $5,000,000 principal amount of RICI Metals Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of RICI Metals Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your RICI Metals Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your RICI Metals Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

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The index factor on the relevant valuation date is the closing value of the RICI Metals Index on that day divided by the initial index level. The initial index level is the closing value of the RICI Metals Index on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from January 22, 2008 to October 18, 2022inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect to a RICI Metals Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to a RICI Metals Index Component up to four scheduled trading days. If a market disruption event with respect to a RICI Metals Index Component occurs, the value of the RICI Metals Index with respect to such repurchase date will be calculated by reference to the values of the unaffected RICI Metals Index Components on the scheduled weekly valuation date and by reference to the values of the affected RICI Metals Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to a RICI Metals Index Component is continuing after four scheduled trading days, the value of the RICI Metals Index for such weekly repurchase date will be calculated by reference to the value affected RICI Metals Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to a RICI Metals Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was January 28, 2008. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your RICI Metals Securities will be October 3, 2022.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

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The RICI Metals Securities are not redeemable at the option of SEK. However, the Indenture under which the RICI Metals Securities are issued permits us to elect to redeem the RICI Metals Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the RICI Metals Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your RICI Metals Securities to SEK for repurchase on any repurchase date during the term of the RICI Metals Securities. If you wish to offer your RICI Metals Securities to SEK for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the RICI Metals Securities, to BofAS by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your RICI Metals Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your RICI Metals Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RICI Metals Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your RICI Metals Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the calculation agent will determine the value of the RICI Metals Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the RICI Metals Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of a RICI Metals Index Component.

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Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of any RICI Metals Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any RICI Metals Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more RICI Metals Index Components; or

•	any other event, if the calculation agent determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the RICI Metals Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the RICI Metals Securities.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which any RICI Metals Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any RICI Metals Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the RICI Metals Securities is accelerated, we will pay the default amount in respect of the principal of each RICI Metals Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the RICI Metals Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each RICI Metals Security outstanding as the principal amount of that RICI Metals Security. Although the terms of the RICI Metals Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the RICI Metals Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

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Default Amount

If a holder of a RICI Metals Security accelerates the maturity of the RICI Metals Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the RICI Metals Securities. If there is substantial demand for the RICI Metals Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding RICI Metals Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the RICI Metals Index

If Beeland discontinues publication of the RICI Metals Index and Beeland or any other person or entity publishes an index that the calculation agent, after consultation with SEK, determines is comparable to the RICI Metals Index and approves as a successor index, then the calculation agent will determine the value of the RICI Metals Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the RICI Metals Index.

If the calculation agent determines that the publication of the RICI Metals Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the RICI Metals Index.

If the calculation agent determines that the RICI Metals Index, the RICI Metals Index Components or the method of calculating the RICI Metals Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of RICI Metals Index Components, and whether the change is made by Beeland or the RICI Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the RICI Metals Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the RICI Metals Index or method of calculating the RICI Metals Index as it believes are appropriate to ensure that the value of the RICI Metals Index used to determine the amount payable on the maturity date or upon repurchase by SEK is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the RICI Metals Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the value of the RICI Metals Index may be made in the calculation agent’s sole discretion.

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Manner of Payment and Delivery

Any payment on or delivery of the RICI Metals Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the RICI Metals Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

BofAS will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the RICI Metals Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing value of the RICI Metals Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your RICI Metals Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Listing

The RICI Metals Securities are listed on the NYSE Arca under the ticker symbol “RJZ”.

ELEMENTSSM Linked to the Rogers International Commodity Index® — Agriculture Total ReturnSM due October 24, 2022

Pricing Supplement No. 30

General

The RICI Agriculture Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Rogers International Commodity Index® —Agriculture Total ReturnSM (the “RICI Agriculture Index”).

The RICI Agriculture Index represents the value of a basket of 21 agricultural commodity futures contracts (the “RICI Agriculture Index Components”) and is a sub-index of the Rogers International Commodity Index® —Total ReturnSM (the “RICI—Total Return Index”), which is a composite, United States dollar based, total return index, launched by James B. Rogers on July 31, 1998. The RICI—Total Return Index and the RICI Agriculture Index are published by Beeland. The RICI—Total Return Index represents the value of a basket of futures contracts on commodities consumed in the global economy, ranging from agricultural to energy and metals products.

Coupon

We will not pay you interest during the term of the RICI Agriculture Securities.

Denomination

We issued the RICI Agriculture Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your RICI Agriculture Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the value of the RICI Agriculture Index from the inception date to the value calculated on the final valuation date (which refers to October 18, 2022). Your cash payment at maturity will be equal to the principal amount of your RICI Agriculture Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing values of the RICI Agriculture Index for the five trading days immediately prior to and including the final valuation date (the “RICI Agriculture Index Calculation Period”) divided by the initial index level. The initial index level is the closing value of the RICI Agriculture Index on the inception date. If a market disruption event with respect to a RICI Agriculture Index Component occurs and is occurring during the RICI Agriculture Index Calculation Period, then the value of the RICI Agriculture Index will be calculated by reference to the values of the RICI Agriculture Index Components unaffected by the market disruption event on the scheduled trading days during the RICI Agriculture Index Calculation Period and by reference to the values of the affected RICI Agriculture Index Components on the trading days during the RICI Agriculture Index Calculation Period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during the RICI Agriculture Index Calculation Period, the value of the affected RICI Agriculture Index Component on such trading day will be the value of the affected RICI Agriculture Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such RICI Agriculture Index Component. If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such RICI Agriculture Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days. If a market disruption event with respect to a RICI Agriculture Index Component continues for five scheduled trading days after the scheduled final valuation date, then the value of the RICI Agriculture Index will be calculated by reference to the value of such affected RICI Agriculture Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the final valuation date, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your RICI Agriculture Securities for repurchase by SEK on any repurchase date during the term of the RICI Agriculture Securities. If you choose to offer your RICI Agriculture Securities for repurchase, you must offer at least $5,000,000 principal amount of RICI Agriculture Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of RICI Agriculture Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your RICI Agriculture Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your RICI Agriculture Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing value of the RICI Agriculture Index on that day divided by the initial index level. The initial index level is the closing value of the RICI Agriculture Index on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from January 22, 2008 to October 18, 2022 inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect to a RICI Agriculture Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to a RICI Agriculture Index Component up to four scheduled trading days. If a market disruption event with respect to a RICI Agriculture Index Component occurs, the value of the RICI Agriculture Index with respect to such repurchase date will be calculated by reference to the values of the unaffected RICI Agriculture Index Components on the scheduled weekly valuation date and by reference to the values of the affected RICI Agriculture Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to a RICI Agriculture Index Component is continuing after four scheduled trading days, the value of the RICI Agriculture Index for such weekly repurchase date will be calculated by reference to the value affected RICI Agriculture Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to a RICI Agriculture Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was January 28, 2008. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your RICI Agriculture Securities will be October 3, 2022.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The RICI Agriculture Securities are not redeemable at the option of SEK. However, the Indenture under which the RICI Agriculture Securities are issued permits us to elect to redeem the RICI Agriculture Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the RICI Agriculture Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your RICI Agriculture Securities to SEK for repurchase on any repurchase date during the term of the RICI Agriculture Securities. If you wish to offer your RICI Agriculture Securities to SEK for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the RICI Agriculture Securities, to BofAS by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your RICI Agriculture Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your RICI Agriculture Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RICI Agriculture Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your RICI Agriculture Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the calculation agent will determine the value of the RICI Agriculture Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the RICI Agriculture Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of a RICI Agriculture Index Component.

Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of any RICI Agriculture Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any RICI Agriculture Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more RICI Agriculture Index Components; or

•	any other event, if the calculation agent determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the RICI Agriculture Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the RICI Agriculture Securities.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which any RICI Agriculture Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any RICI Agriculture Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the RICI Agriculture Securities is accelerated, we will pay the default amount in respect of the principal of each RICI Agriculture Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the RICI Agriculture Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each RICI Agriculture Security outstanding as the principal amount of that RICI Agriculture Security. Although the terms of the RICI Agriculture Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the RICI Agriculture Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

Default Amount

If a holder of a RICI Agriculture Security accelerates the maturity of the RICI Agriculture Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the RICI Agriculture Securities. If there is substantial demand for the RICI Agriculture Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding RICI Agriculture Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the RICI Agriculture Index

If Beeland discontinues publication of the RICI Agriculture Index and Beeland or any other person or entity publishes an index that the calculation agent, after consultation with SEK, determines is comparable to the RICI Agriculture Index and approves as a successor index, then the calculation agent will determine the value of the RICI Agriculture Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the RICI Agriculture Index.

If the calculation agent determines that the publication of the RICI Agriculture Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the RICI Agriculture Index.

If the calculation agent determines that the RICI Agriculture Index, the RICI Agriculture Index Components or the method of calculating the RICI Agriculture Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of RICI Agriculture Index Components, and whether the change is made by Beeland or the RICI Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the RICI Agriculture Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the RICI Agriculture Index or method of calculating the RICI Agriculture Index as it believes are appropriate to ensure that the value of the RICI Agriculture Index used to determine the amount payable on the maturity date or upon repurchase by SEK is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the RICI Agriculture Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the value of the RICI Agriculture Index may be made in the calculation agent’s sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the RICI Agriculture Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the RICI Agriculture Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

BofAS will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the RICI Agriculture Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing value of the RICI Agriculture Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your RICI Agriculture Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Listing

The RICI Agriculture Securities are listed on the NYSE Arca under the ticker symbol “RJA”.

ELEMENTSSM Linked to the Rogers International Commodity Index® — Total ReturnSM due October 24, 2022

Pricing Supplement No. 31

General

The RICI Total Return Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the Rogers International Commodity Index®— Total ReturnSM (the “RICI Total Return Index”).

The RICI Total Return Index represents the value of a basket of 37 commodity futures contracts (the “RICI Total Return Index Components”). The RICI Total Return Index is a composite, United States dollar based, total return index, launched by James B. Rogers on July 31, 1998. The RICI Total Return Index is published by Beeland. The RICI Total Return Index represents the value of a basket of futures contracts on commodities consumed in the global economy, ranging from agricultural to energy and metals products.

Coupon

We will not pay you interest during the term of the RICI Total Return Securities.

Denomination

We issued the RICI Total Return Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your RICI Total Return Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the value of the RICI Total Return Index from the inception date to the value calculated on the final valuation date (which refers to October 18, 2022). Your cash payment at maturity will be equal to the principal amount of your RICI Total Return Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing values of the RICI Total Return Index for the five trading days immediately prior to and including the final valuation date (the “RICI Total Return Index Calculation Period”) divided by the initial index level. The initial index level is the closing value of the RICI Total Return Index on the inception date. If a market disruption event with respect to a RICI Total Return Index Component occurs and is occurring during the RICI Total Return Index Calculation Period, then the value of the RICI Total Return Index will be calculated by reference to the values of the RICI Total Return Index Components unaffected by the market disruption event on the scheduled trading days during the RICI Total Return Index Calculation Period and by reference to the values of the affected RICI Total Return Index Components on the trading days during the RICI Total Return Index Calculation Period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during the RICI Total Return Index Calculation Period, the value of the affected RICI Total Return Index Component on such trading day will be the value of the affected RICI Total Return Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such RICI Total Return Index Component. If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such RICI Total Return Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days. If a market disruption event with respect to a RICI Total Return Index Component continues for five scheduled trading days after the scheduled final valuation date, then the value of the RICI Total Return Index will be calculated by reference to the value of such affected RICI Total Return Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the final valuation day, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your RICI Total Return Securities for repurchase by SEK on any repurchase date during the term of the RICI Total Return Securities. If you choose to offer your RICI Total Return Securities for repurchase, you must offer at least $5,000,000 principal amount of RICI Total Return Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of the RICI Total Return Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your RICI Total Return Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your RICI Total Return Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing value of the RICI Total Return Index on that day divided by the initial index level. The initial index level is the closing value of the RICI Total Return Index on the inception date.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from January 22, 2008 to October 18, 2022 inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent determines that a market disruption event occurs or is continuing on that day in respect to a RICI Total Return Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to a RICI Total Return Index Component up to four scheduled trading days. If a market disruption event with respect to a RICI Total Return Index Component occurs, the value of the RICI Total Return Index with respect to such repurchase date will be calculated by reference to the values of the unaffected RICI Total Return Index Components on the scheduled weekly valuation date and by reference to the values of the affected RICI Total Return Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to a RICI Total Return Index Component is continuing after four scheduled trading days, the value of the RICI Total Return Index for such weekly repurchase date will be calculated by reference to the value affected RICI Total Return Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner which it considers commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to a RICI Total Return Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was January 28, 2008. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your RICI Total Return Securities will be October 3, 2022.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The RICI Total Return Securities are not redeemable at the option of SEK. However, the Indenture under which the RICI Total Return Securities are issued permits us to elect to redeem the RICI Total Return Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the RICI Total Return Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your RICI Total Return Securities to SEK for repurchase on any repurchase date during the term of the RICI Total Return Securities. If you wish to offer your RICI Total Return Securities to SEK for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the RICI Total Return Securities, to BofAS by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your RICI Total Return Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your RICI Total Return Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the RICI Total Return Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your RICI Total Return Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the calculation agent will determine the value of the RICI Total Return Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the value of the RICI Total Return Index may be postponed if the calculation agent determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of a RICI Total Return Index Component.

Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of any RICI Total Return Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any RICI Total Return Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more RICI Total Return Index Components; or

•	any other event, if the calculation agent determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the RICI Total Return Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the RICI Total Return Securities.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which any RICI Total Return Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any RICI Total Return Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the RICI Total Return Securities is accelerated, we will pay the default amount in respect of the principal of each RICI Total Return Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the RICI Total Return Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each RICI Total Return Security outstanding as the principal amount of that RICI Total Return Security. Although the terms of the RICI Total Return Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the RICI Total Return Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

Default Amount

If a holder of a RICI Total Return Security accelerates the maturity of the RICI Total Return Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the RICI Total Return Securities. If there is substantial demand for the RICI Total Return Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding RICI Total Return Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the RICI Total Return Index

If Beeland discontinues publication of the RICI Total Return Index and Beeland or any other person or entity publishes an index that the calculation agent, after consultation with SEK, determines is comparable to the RICI Total Return Index and approves as a successor index, then the calculation agent will determine the value of the RICI Total Return Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the RICI Total Return Index.

If the calculation agent determines that the publication of the RICI Total Return Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the RICI Total Return Index.

If the calculation agent determines that the RICI Total Return Index, the RICI Total Return Index Components or the method of calculating the RICI Total Return Index has been changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of RICI Total Return Index Components, and whether the change is made by Beeland or the RICI Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the RICI Total Return Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the RICI Total Return Index or method of calculating the RICI Total Return Index as it believes are appropriate to ensure that the value of the RICI Total Return Index used to determine the amount payable on the maturity date or upon repurchase by SEK is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the value of the RICI Total Return Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the value of the RICI Total Return Index may be made in the calculation agent’s sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the RICI Total Return Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the RICI Total Return Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

BofAS will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the RICI Total Return Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing value of the RICI Total Return Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your RICI Total Return Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Listing

The RICI Total Return Securities are listed on the NYSE Arca under the ticker symbol “RJI”.

ELEMENTSSM Linked to the ICE BofAML Commodity index eXtraBiofuels Exchange Series — Total Return due February 13, 2023

Pricing Supplement No. 32

General

The ICE Biofuels Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the ICE BofAML Commodity index eXtra Biofuels Exchange Series— Total Return (the “ICE Biofuels Index”).

The return on the ICE Biofuels Securities is linked to the performance of ICE Biofuels Index (Bloomberg symbol: MLCXBXTR). The ICE Biofuels Index was created by Merrill Lynch Commodities, Inc. (“MLCI”) in conjunction with Merrill Lynch, Pierce, Fenner and Smith Limited in 2007 and is designed to provide a benchmark for the biofuels sector and for investment in commodities as an asset class. Since the sale of the ICE Biofuels Index to Intercontinental Exchange (“ICE”) on October 22, 2017, ICE has served as the administrator (in such capacity, “Index Administrator”) of the ICE Biofuels Index. The ICE Biofuels Index comprises futures contracts (each an “ICE Biofuels Index Component”) on physical commodities that are either biofuels themselves or feedstock commonly used in the production of biofuels. The ICE Biofuels Index is a total return index; thus it is designed to reflect the performance of a fully collateralized investment in the ICE Biofuels Index Components.

Coupon

We will not pay you interest during the term of the ICE Biofuels Securities.

Denomination

We issued the ICE Biofuels Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your ICE Biofuels Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the level of the ICE Biofuels Index from the inception date to the value calculated on the final valuation date (which refers to February 7, 2023). Your cash payment at maturity will be equal to the principal amount of your ICE Biofuels Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing levels of the ICE Biofuels Index for the five trading days immediately prior to and including the final valuation date (the “ICE Biofuels Index Calculation Period”) divided by the initial index level. The initial index level is equal to 296.92. If a market disruption event with respect to an ICE Biofuels Index Component occurs and is occurring during the ICE Biofuels Index Calculation Period, then the level of the ICE Biofuels Index will be calculated by reference to the values of the ICE Biofuels Index Components unaffected by the market disruption event on the scheduled trading days during the ICE Biofuels Index Calculation Period and by reference to the values of the affected ICE Biofuels Index Components on the trading days during the ICE Biofuels Index Calculation Period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during the ICE Biofuels Index Calculation Period, the value of the affected ICE Biofuels Index Component on such trading day will be the value of the affected ICE Biofuels Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such ICE Biofuels Index Component. If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such ICE Biofuels Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days. If a market disruption event with respect to an ICE Biofuels Index Component continues for five scheduled trading days after the scheduled final valuation date, then the level of the ICE Biofuels Index will be calculated by reference to the value of such affected ICE Biofuels Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the final valuation day, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your ICE Biofuels Securities for repurchase by SEK on any repurchase date during the term of the ICE Biofuels Securities. If you choose to offer your ICE Biofuels Securities for repurchase, you must offer at least $5,000,000 principal amount of ICE Biofuels Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of ICE Biofuels Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your ICE Biofuels Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your ICE Biofuels Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing level of the ICE Biofuels Index on that day divided by the initial index level. The initial index level is equal to 296.92.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from May 13, 2008 to February 7, 2023 inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent reasonably determines that a market disruption event occurs or is continuing on that day in respect to an ICE Biofuels Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to an ICE Biofuels Index Component up to four scheduled trading days. If a market disruption event with respect to an ICE Biofuels Index Component occurs, the level of the ICE Biofuels Index with respect to such repurchase date will be calculated by reference to the values of the unaffected ICE Biofuels Index Components on the scheduled weekly valuation date and by reference to the values of the affected ICE Biofuels Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to an ICE Biofuels Index Component is continuing after four scheduled trading days, the level of the ICE Biofuels Index for such weekly repurchase date will be calculated by reference to the value of the affected ICE Biofuels Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to an ICE Biofuels Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was May 19, 2008. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your ICE Biofuels Securities will be January 30, 2023.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The ICE Biofuels Securities are not redeemable at the option of SEK. However, the Indenture under which the ICE Biofuels Securities are issued permits us to elect to redeem the ICE Biofuels Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the ICE Biofuels Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your ICE Biofuels Securities to SEK for repurchase on any repurchase date during the term of the ICE Biofuels Securities. If you wish to offer your ICE Biofuels Securities to SEK for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the ICE Biofuels Securities, to BofAS by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your ICE Biofuels Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your ICE Biofuels Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ICE Biofuels Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your ICE Biofuels Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the calculation agent will determine the level of the ICE Biofuels Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the level of the ICE Biofuels Index may be postponed if the calculation agent reasonably determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of an ICE Biofuels Index Component.

Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of any ICE Biofuels Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any ICE Biofuels Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more ICE Biofuels Index Components; or

•	any other event, if the calculation agent reasonably determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the ICE Biofuels Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the ICE Biofuels Securities.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which any ICE Biofuels Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any ICE Biofuels Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the ICE Biofuels Securities is accelerated, we will pay the default amount in respect of the principal of each ICE Biofuels Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the ICE Biofuels Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each ICE Biofuels Security outstanding as the principal amount of that ICE Biofuels Security. Although the terms of the ICE Biofuels Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ICE Biofuels Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

Default Amount

If a holder of an ICE Biofuels Security accelerates the maturity of the ICE Biofuels Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the ICE Biofuels Securities. If there is substantial demand for the ICE Biofuels Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding ICE Biofuels Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the ICE Biofuels Index

If the Index Administrator reasonably determines that it is necessary to discontinue publication of the ICE Biofuels Index and the Index Administrator or any other person or entity publishes an index that the calculation agent, after consultation with SEK, reasonably determines is comparable to the ICE Biofuels Index and approves as a successor index, then the calculation agent will determine the level of the ICE Biofuels Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the ICE Biofuels Index.

If the calculation agent reasonably determines that the publication of the ICE Biofuels Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ICE Biofuels Index.

If the calculation agent reasonably determines that the ICE Biofuels Index, the ICE Biofuels Index Components or the method of calculating the ICE Biofuels Index has been changed at any time in any significant respect — including any addition, deletion or substitution and any reweighting of ICE Biofuels Index Components, and whether the change is made by the Index Administrator under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the ICE Biofuels Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the ICE Biofuels Index or method of calculating the ICE Biofuels Index as it reasonably believes are appropriate to ensure that the level of the ICE Biofuels Index used to determine the amount payable on the maturity date or upon repurchase by SEK replicates as fully as possible the economic character of the ICE Biofuels Index.

All determinations and adjustments to be made by the calculation agent with respect to the level of the ICE Biofuels Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the level of the ICE Biofuels Index may be made in the calculation agent’s reasonable discretion. The calculation agent shall make all determinations and adjustments such that, to the greatest extent possible, the fundamental economic terms of the ICE Biofuels Index are equivalent to those immediately prior to the event requiring or permitting such determinations or adjustments.

Manner of Payment and Delivery

Any payment on or delivery of the ICE Biofuels Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ICE Biofuels Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

BofAS will serve as the calculation agent. The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the ICE Biofuels Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing level of the ICE Biofuels Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your ICE Biofuels Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein.

Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Listing

The ICE Biofuels Securities are listed on the NYSE Arca under the ticker symbol “FUE”.

ELEMENTSSM Linked to the ICE BofAML Commodity index eXtra (GRains)— Total Return due February 14, 2023

Pricing Supplement No. 33

General

The ICE GRains Securities are medium-term notes that are uncollateralized debt securities and are linked to the performance of the ICE BofAML Commodity index eXtra (GRains)— Total Return (the “ICE GRains Index”).

The return on the ICE GRains Securities is linked to the performance of the ICE GRains Index (Bloomberg symbol: MLCXGRTR). The ICE GRains Index was created by MLCI in conjunction with Merrill Lynch, Pierce, Fenner and Smith Limited in 2006 and is designed to provide a benchmark for the grains sector and for investment in commodities as an asset class. Since the sale of the ICE GRains Index to ICE on October 22, 2017, ICE has served as the Index Administrator of the ICE GRains Index. The ICE GRains Index comprises futures contracts (each an “ICE GRains Index Component”) on four physical commodities: corn, soybeans, soybean meal and wheat. The ICE GRains Index is a total return index; thus it is designed to reflect the performance of a fully collateralized investment in the ICE GRains Index Components.

Coupon

We will not pay you interest during the term of the ICE GRains Securities.

Denomination

We issued the ICE GRains Securities in denominations of $10 stated principal amount.

Payment at Maturity

If you hold your ICE GRains Securities to maturity, you will receive a cash payment at maturity that is linked to the percentage change in the level of the ICE GRains Index from the inception date to the value calculated on the final valuation date (which refers to February 7, 2023). Your cash payment at maturity will be equal to the principal amount of your ICE GRains Securities times the index factor calculated on the final valuation date times the fee factor on the final valuation date.

The index factor calculated on the final valuation date will equal the average of the closing levels of the ICE GRains Index for the five trading days immediately prior to and including the final valuation date (the “ICE GRains Index Calculation Period”) divided by the initial index level. The initial index level is equal to 146.17. This represents an adjusted level of the ICE GRains Index on the inception date due to a market disruption event (as described herein) with respect to the futures contract on wheat, an ICE GRains Index Component. The initial index level was determined by reference to the values of the ICE GRains Index Components unaffected by the market disruption event on the inception date and by reference to the value of the wheat futures contract on February 11, 2008, the first trading day after the inception date on which there was no market disruption event occurring with respect to that futures contract.

If a market disruption event with respect to an ICE GRains Index Component occurs and is occurring during the ICE GRains Index Calculation Period, then the level of the ICE GRains Index will be calculated by reference to the values of the ICE GRains Index Components unaffected by the market disruption event on the scheduled trading days the ICE GRains Index Calculation Period and by reference to the values of the affected ICE GRains Index Components on the trading days during the ICE GRains Index Calculation Period when there is no market disruption event occurring. If a market disruption event occurs or is occurring on any scheduled trading day during the ICE GRains Index Calculation Period, the value of the affected ICE GRains Index Component on such trading day will be the value of the affected ICE GRains Index Component on the next trading day on which no market disruption event occurs or is occurring with respect to such ICE GRains Index Component. If a market disruption event occurs or is occurring on the final valuation date, the calculation agent will postpone the final valuation date until the next trading day when there is no market disruption event occurring with respect to such ICE GRains Index Component, but in no event will the final valuation date be postponed by more than five scheduled trading days. If a market disruption event with respect to an ICE GRains Index Component continues for five scheduled trading days after the scheduled final valuation date, then the level of the ICE GRains Index will be calculated by reference to the value of such affected ICE GRains Index Component for the applicable scheduled trading days on which a market disruption event was occurring, determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the final valuation day, as postponed. If the final valuation date is postponed due to a market disruption event as described above, the maturity date will also be postponed by an equal number of business days up to five business days.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the final valuation date divided by 365. The annual investor fee is equal to 0.75%.

If the maturity date is not a business day, the maturity date will be the next following business day. In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Payment Upon Repurchase

Prior to maturity, you may, subject to certain restrictions, choose to offer your ICE GRains Securities for repurchase by SEK on any repurchase date during the term of the ICE GRains Securities. If you choose to offer your ICE GRains Securities for repurchase, you must offer at least $5,000,000 principal amount of ICE GRains Securities to SEK for repurchase on any repurchase date. If you offer at least $5,000,000 principal amount of ICE GRains Securities to SEK for repurchase and fulfill the repurchase procedures described below for a repurchase date, SEK will be obligated to repurchase your ICE GRains Securities, and on the repurchase date, you will receive a cash payment on such date in an amount equal to the weekly repurchase value, which is the principal amount of your ICE GRains Securities times the index factor on the relevant valuation date times the fee factor on the relevant valuation date.

The index factor on the relevant valuation date is the closing level of the ICE GRains Index on that day divided by the initial index level. The initial index level is equal to 146.17. This represents an adjusted level of the ICE GRains Index on the inception date due to a market disruption event (as described herein) with respect to the futures contract on wheat, an ICE GRains Index Component. The initial index level was determined by reference to the values of the ICE GRains Index Components unaffected by the market disruption event on the inception date and by reference to the value of the wheat futures contract on February 11, 2008, the first trading day after the inception date on which there was no market disruption event occurring with respect to that futures contract.

The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

A valuation date is each Tuesday from May 13, 2008 to February 7, 2023 inclusive or, if such date is not a trading day, the next succeeding trading day, unless the calculation agent reasonably determines that a market disruption event occurs or is continuing on that day in respect to an ICE GRains Index Component. The weekly scheduled valuation date may be postponed due to a market disruption event with respect to an ICE GRains Index Component up to four scheduled trading days. If a market disruption event with respect to an ICE GRains Index Component occurs, the level of the ICE GRains Index with respect to such repurchase date will be calculated by reference to the values of the unaffected ICE GRains Index Components on the scheduled weekly valuation date and by reference to the values of the affected ICE GRains Index Components on the first trading day after the scheduled valuation date on which no market disruption event occurs or is continuing, up to four scheduled trading days after the scheduled valuation date. If a market disruption event with respect to an ICE GRains Index Component is continuing after four scheduled trading days, the level of the ICE GRains Index for such weekly repurchase date will be calculated by reference to the value of the affected ICE GRains Index Component determined (or, if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fourth scheduled trading day after the scheduled valuation date, which shall be such weekly valuation date, as postponed. If the valuation date is postponed due to a market disruption event with respect to an ICE GRains Index Component, the repurchase date will also be postponed by an equal number of business days.

A repurchase date is the fourth business day following a valuation date. The first weekly repurchase date was May 19, 2008. Unless the scheduled repurchase date is postponed due to a market disruption event as described above, the final day on which SEK will repurchase your ICE GRains Securities will be January 30, 2023.

In the event that payment upon repurchase by SEK is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

The ICE GRains Securities are not redeemable at the option of SEK. However, the Indenture under which the ICE GRains Securities are issued permits us to elect to redeem the ICE GRains Securities upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on the ICE GRains Securities in respect of Swedish taxes and, as a result, to pay additional amounts. See “Provisions Applicable to All Securities—The Prospectus—Optional Redemption Due to Change in Swedish Tax Treatment” below.

Repurchase Procedures

You may, subject to the minimum repurchase amount described above, elect to offer your ICE GRains Securities to SEK for repurchase on any repurchase date during the term of the ICE GRains Securities. If you wish to offer your ICE GRains Securities to SEK for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to the pricing supplement for the ICE GRains Securities, to BofAS by 5:00 p.m., New York City time, on the fifth scheduled business day before the applicable valuation date prior to the applicable repurchase date. You must offer $5,000,000 principal amount or more of your ICE GRains Securities for repurchase by SEK on any repurchase date. BofAS must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your ICE GRains Securities on the applicable valuation date at a price equal to the applicable weekly repurchase value, facing BofAS; and

•	your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable repurchase date (the fourth business day following the valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ICE GRains Securities in respect of such deadlines. If BofAS does not receive your offer for repurchase from your broker or DTC participant by 5:00 p.m., on the fifth scheduled business day prior to the applicable valuation date, your offer will not be effective and we will not accept your offer to us to repurchase your ICE GRains Securities on the applicable repurchase date. Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

Market Disruption Event

As set forth under “—Payment at Maturity” and “—Payment Upon Repurchase” above, the calculation agent will determine the level of the ICE GRains Index on each valuation date, including the final valuation date. As described above, a valuation date may be postponed and thus the determination of the level of the ICE GRains Index may be postponed if the calculation agent reasonably determines that, on a valuation date, a market disruption event has occurred or is continuing in respect of an ICE GRains Index Component.

Any of the following will be a market disruption event:

•	a material limitation, suspension or disruption in the trading of any ICE GRains Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•	the daily contract reference price for any ICE GRains Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more ICE GRains Index Components; or

•	any other event, if the calculation agent reasonably determines, after consultation with SEK and the hedge counterparties and agreement among such parties, that the event materially interferes with our hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the ICE GRains Securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in the pricing supplement for the ICE GRains Securities.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading on a trading facility on which any ICE GRains Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in any ICE GRains Index Component.

Default Amount on Acceleration

If an event of default occurs and the maturity of the ICE GRains Securities is accelerated, we will pay the default amount in respect of the principal of each ICE GRains Security at maturity. We describe the default amount below under “—Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the ICE GRains Securities are a part, are entitled to take any action under the Indenture, we will treat the stated principal amount of each ICE GRains Security outstanding as the principal amount of that ICE GRains Security. Although the terms of the ICE GRains Securities may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the ICE GRains Securities. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the Indenture.

Default Amount

If a holder of an ICE GRains Security accelerates the maturity of the ICE GRains Security upon an event of default under the Indenture referenced in the Prospectus, the amount payable upon acceleration will be the weekly repurchase value determined by the calculation agent on the next valuation date.

Further Issuances

We have since the inception date and may in the future, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the ICE GRains Securities. If there is substantial demand for the ICE GRains Securities, we may issue additional securities frequently. We may consolidate the additional securities to form a single class with the outstanding ICE GRains Securities. Requests for additional distributions may be made to BofAS but acceptance of such requests will be at SEK’s discretion and SEK will be under no obligation to accept such requests.

Discontinuance or Modification of the ICE GRains Index

If the Index Administrator reasonably determines that it is necessary to discontinue publication of the ICE GRains Index and the Index Administrator or any other person or entity publishes an index that the calculation agent, after consultation with SEK, reasonably determines is comparable to the ICE GRains Index and approves as a successor index, then the calculation agent will determine the level of the ICE GRains Index on the applicable valuation date and the amount payable at maturity or upon repurchase by SEK by reference to such successor index for the period following the discontinuation of the ICE GRains Index.

If the calculation agent reasonably determines that the publication of the ICE GRains Index is discontinued and that there is no successor index, the calculation agent, after consultation with SEK, will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ICE GRains Index.

If the calculation agent reasonably determines that the ICE GRains Index, the ICE GRains Index Components or the method of calculating the ICE GRains Index has been changed at any time in any significant respect — including any addition, deletion or substitution and any reweighting of ICE GRains Index Components, and whether the change is made by the Index Administrator under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the ICE GRains Index Components, or is due to any other reason — then the calculation agent, after consultation with SEK, will be permitted (but not required) to make such adjustments to the ICE GRains Index or method of calculating the ICE GRains Index as it reasonably believes are appropriate to ensure that the level of the ICE GRains Index used to determine the amount payable on the maturity date or upon repurchase by SEK replicates as fully as possible the economic character of the ICE GRains Index.

All determinations and adjustments to be made by the calculation agent with respect to the level of the ICE GRains Index and the amount payable at maturity or upon repurchase by SEK or otherwise relating to the level of the ICE GRains Index may be made in the calculation agent’s reasonable discretion. The calculation agent shall make all determinations and adjustments such that, to the greatest extent possible, the fundamental economic terms of the ICE GRains Index are equivalent to those immediately prior to the event requiring or permitting such determinations or adjustments.

Manner of Payment and Delivery

Any payment on or delivery of the ICE GRains Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ICE GRains Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

BofAS will serve as the calculation agent. The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the ICE GRains Securities, including at maturity or upon repurchase by SEK, market disruption events, business days, trading days, the fee factor, the index factor, the default amount, the initial index level, the final index level, the closing level of the ICE GRains Index on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your ICE GRains Securities at maturity or upon repurchase by SEK and any other calculations or determinations to be made by the calculation agent as specified herein. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Listing

The ICE GRains Securities are listed on the NYSE Arca under the ticker symbol “GRU”. If an active secondary market in the ICE GRains Securities develops, we expect that investors will purchase and sell the ICE GRains Securities primarily in this secondary market.

PROVISIONS APPLICABLE TO ALL SECURITIES

When we capitalized terms that we do not define in this Exhibit 2.11, those terms have the meanings given in the Indenture. Section references included in this section, refer to sections in the Indenture.

The Prospectus Supplement

Business Days

The term “business day” with respect to the Securities means any day, other than a Saturday or Sunday, that is a day on which, in relevant part, commercial banks are generally open for business in The City of New York and commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement.

Form of the Notes

We issued the Notes initially in the form of a single master global note in fully registered form, without coupons. A master global note was initially registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Notes need not be represented by such master global note, and may instead be represented by separate global notes. Except as set forth under “—Book-Entry Notes” in the applicable prospectus supplement for the Notes, the Notes will not be issuable as certificated notes.

As an owner of book-entry securities represented by a global security, you will not be entitled to (1) receive physical delivery of the Securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described under “—Certificated Notes” in the applicable prospectus supplement for the Securities.

Paying Agents, Transfer Agents, Exchange Rate Agents and Calculation Agents

Until the Notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee (currently located at 204 Greenwich Street (Attn: Trust Services Window), New York, New York 10286) to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on Notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. In addition, as long as any indexed Notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the Notes.

Sinking Fund

The Notes are not subject to any sinking fund.

Notices

Notices to holders of the Notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders. Under the Indenture, we have irrevocably appointed Business Sweden in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. Under the Indenture, we will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities.

Recovery and Resolution Matters

Directive 2014/59/EU (as amended, supplemented or replaced from time to time, the “BRRD”), also known as the European Bank Recovery and Resolution Directive, provides an EU-wide framework for the recovery and resolution of credit institutions and investment firms, their subsidiaries and certain holding companies. The BRRD requires all member states to provide their relevant resolution authorities with a set of tools to intervene sufficiently early and quickly in an unsound or failing institution so as to ensure the continuity of the institution's critical financial and economic functions, while minimizing the impact of an institution's failure on the broader economy and financial system.

In Sweden, the requirements of the BRRD are implemented into national law, inter alia, by the Resolution Act 2016 (as amended, the “Resolution Act”). The Resolution Act confers substantial powers on the Swedish National Debt Office (the “Debt Office”) and the Swedish Financial Supervisory Authority (the “SFSA) to enable it to take a range of actions in relation to Swedish financial institutions that are considered to be at risk of failing. The Resolution Act includes the introduction of the bail-in and a requirement for the terms of debt instruments that are not governed by the law of a EEA jurisdiction (including the Notes) to contain a contractual clause whereby the holders of debt instruments recognize the applicability of the bail-in powers to instruments. For more information on the contractual recognition of the bail-in tool, see “—Agreement with Respect to the Exercise of Bail-in Power”.

Under the Resolution Act, substantial powers are granted to the Debt Office (in certain circumstances, in consultation with the SFSA). These powers enable the Debt Office to implement resolution measures with respect to a relevant Swedish entity in circumstances in which Debt Office considers the failure of the relevant entity has become highly likely and a threat is posed to the public interest. The stabilization options available to the Debt Office (all of the below except for (v), which is available to the Swedish Government) provide for:

(i)	private sector transfer of all or part of the business of the relevant entity;

(ii)	transfer of all or part of the business of the relevant entity to a “bridge bank”;

(iii)	transfer to an asset management vehicle;

(iv)	the bail-in tool; and

(v)	temporary public ownership (nationalization) of the relevant entity.

Each of these stabilization options is achieved through the exercise of one or more “stabilization powers,” which include (i) the power to make share transfer orders pursuant to which all or some of the securities issued by a Swedish entity may be transferred to a commercial purchaser, a bridge bank or the Swedish government; (ii) the resolution instrument power that includes the exercise of the bail-in tool; (iii) the power to transfer all or some of the property, rights and liabilities of a Swedish entity to a commercial purchaser or the Debt Office; and (iv) the third country instrument powers that recognize the effect of similar special resolution action taken under the law of a country outside the EU. A share transfer order can extend to a wide range of securities, including shares and bonds issued by a Swedish entity and warrants for those shares and bonds, and could, therefore, apply to the Notes. In addition, the Resolution Act grants powers to modify contractual arrangements in certain circumstances and powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers. The resolution powers are designed to be triggered prior to insolvency of an issuer.

The stabilization options are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the stabilization options is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns. Accordingly, the stabilization options may be exercised if the Debt Office determines that: (i) a relevant entity (such as SEK) is failing or is likely to fail; (ii) it is not reasonably likely that any action will be taken to avoid the entity’s failure (other than pursuant to the other stabilization powers under the Resolution Act); (iii) the exercise of the stabilization powers are necessary, taking into account certain public interest considerations such as the stability of the Swedish financial system, public confidence in the Swedish banking and resolution systems and the protection of depositors (also regulated by the SFSA); and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. The use of different stabilization powers is also subject to further “specific conditions” that vary according to the relevant stabilization power being used.

The Debt Office is not required to provide any advance notice to holders of the Notes of its decision to exercise any resolution power. Holders of the Notes may have only very limited rights to challenge or seek a suspension of any decision of the Debt Office to exercise its resolution powers (including the Bail-in Power) or to have that decision reviewed by a judicial or administrative process or otherwise.

The Debt Office may exercise the Bail-in Power to enable it to recapitalize an institution in resolution by allocating losses to its shareholders and unsecured creditors (which include holders of the Notes) in a manner that (i) ought to respect the hierarchy of claims in an ordinary insolvency and (ii) is consistent with shareholders and creditors not receiving a less favorable treatment than they would have received in ordinary insolvency proceedings of the relevant entity. Insured deposits and liabilities to the extent they are secured are among the liabilities excluded from the scope of the Bail-in Power.

The Bail-in Power includes the power to cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the relevant entity under resolution and the power to convert a liability from one form or class to another. The exercise of such powers may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes and/or the conversion of all or a portion of the principal amount of, interest on, or any other amounts payable on, the Notes into shares or other securities or other obligations of SEK or another person, including by means of a variation to the terms of the Notes, in each case, to give effect to the exercise by the Debt Office of that power.

Where the conditions for intervention under the Resolution Act and the use of the Bail-in Power have been met, the Debt Office would be expected to exercise these powers without the further consent of the holders of the Notes.

Agreement with Respect to the Exercise of Bail-in Power

In accordance with the Resolution Act, the terms of the Notes include the following contractual recognition of the exercise of the Bail-in Power (as defined below) by the Debt Office:

By its acquisition of the Notes, each holder of the Notes acknowledges, agrees to be bound by, and consents to the exercise of, any Bail-in Power by the Debt Office that may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes and/or the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes into shares or other securities or other obligations of SEK or another person, including by means of a variation to the terms of the Notes, in each case, to give effect to the exercise by the Debt Office of such Bail-in Power. Each holder of the Notes further acknowledges and agrees that the rights of the holders of the Notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Bail-in Power by the Debt Office.

For purposes of the Notes, a “Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Sweden in effect and applicable in Sweden to SEK, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of the BRRD and/or within the context of a Swedish resolution regime under the Resolution Act, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person.

If any Notes provide for the delivery of property, any reference in the Prospectus and the applicable pricing supplement, to payment by SEK under the Notes will be deemed to include such delivery of property.

No repayment of the principal amount of the Notes or payment of interest on, or any other amount payable on, the Notes shall become due and payable after the exercise of any Bail-in Power by the Debt Office unless such repayment or payment would be permitted to be made by SEK under the laws and regulations of Sweden and the EU applicable to SEK.

By its acquisition of the Notes, each holder of the Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in accordance with the exercise of the Bail-in Power by the Debt Office with respect to the Notes.

Upon the exercise of the Bail-in Power by the Debt Office with respect to the Notes, SEK shall provide a written notice to DTC as soon as practicable regarding such exercise of the Bail-in Power for purposes of notifying holders of such occurrence. SEK shall also deliver a copy of such notice to the trustee for information purposes.

Under the terms of the Notes, the exercise of the Bail-in Power by the Debt Office with respect to the Notes will not be a default or an event of default (as each term is defined in the Indenture).

By its acquisition of the Notes, each holder of the Notes acknowledges and agrees that the exercise of the Bail-in Power by the Debt Office with respect to the Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Our obligations to indemnify the trustee in accordance with Section 607 of the Indenture shall survive the exercise of the Bail-in Power by the Debt Office with respect to any Notes.

By its acquisition of the Notes, each holder of the Notes acknowledges and agrees that, upon the exercise of any Bail-in Power by the Debt Office with respect to the Notes, (a) the trustee shall not be required to take any further directions from holders of the Notes under Section 512 (Control by Holders) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes, and (b) the Indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Bail-in Power by the Debt Office. Notwithstanding the foregoing, if, following the completion of the exercise of the Bail-in Power by the Debt Office in respect of the Notes, the Notes remain outstanding (for example, if the exercise of the Bail-in Power results in only a partial write-down of the principal of such Notes), then the trustee’s duties under the Indenture shall remain applicable with respect to the Notes following that completion to the extent that we and the trustee shall agree pursuant to a supplemental indenture.

By its acquisition of the Notes, each holder of the Notes shall be deemed to have (a) consented to the exercise of any Bail-in Power as it may be imposed without any prior notice by the Debt Office of its decision to exercise that power with respect to the Notes and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Notes to take any and all necessary action, if required, to implement the exercise of any Bail-in Power with respect to the Notes as it may be imposed, without any further action or direction on the part of that holder or the trustee.

If, under the terms of the relevant Notes, we have elected or are required to redeem the Notes, or if you have exercised an option to require us to repurchase the Notes, but, in each case, prior to the payment of the redemption or repurchase amount with respect to that redemption or repurchase the Debt Office exercises its Bail-in Power in respect of the Notes, the relevant redemption or repurchase notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount or repurchase amount will be due and payable.

For the avoidance of doubt, references to “you” and “holder” in this section include beneficial owners of the Notes.

Subsequent Holders’ Agreement

Holders of the Notes that acquire those Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to the Bail-in Power.

The Prospectus

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

Additional Amounts

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the Indenture, to be then due and payable; provided that:

•	such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•	no such additional amount will be paid:

o	with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

o	where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the EU Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

Unless otherwise provided in the applicable prospectus supplement, so long as any debt security remains outstanding, we shall not create or permit to subsist any security interest upon the whole or any part of its present or future undertaking, assets or revenues to secure any relevant indebtedness or guarantee of relevant indebtedness without: (a) at the same time or prior thereto securing the debt securities equally and rateably therewith; or (b) the approval of the requisite holders of the outstanding Debt Securities affected thereby pursuant to the provisions described below under “—Modification of the Indenture”.

“Guarantee” means, in relation to any indebtedness of any person, any obligation of another person to pay such indebtedness;

“Indebtedness” means any indebtedness of any person for money borrowed or raised;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Relevant indebtedness” means any indebtedness which is in the form of or represented by any bond, note, or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market); and

“Security interest” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)	in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the Indenture;

(ii)	immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)	certain other conditions are met. (Section 801)

Modification of the Indenture

The Indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the Indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal-indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the currency in which a debt security is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•	reduce the aforesaid percentage of principal amount (or, in the case of any principal-indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

Events of Default

The Indenture provides that the following shall constitute events of default with respect to the debt securities of any series (unless otherwise provided in the applicable prospectus supplement):

(i)	default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)	default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)	default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)	default in the performance of any other covenant in the Indenture (other than a covenant expressly included in the Indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)	default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

(vi)	certain events of bankruptcy, insolvency or reorganization. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the Indenture. (Section 1008).

The trustee may institute judicial proceedings for the enforcement of the terms of the debt securities, including for collection of overdue principal and premium and any overdue interest. (Section 503) The Indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the holders of all such debt securities, waive any past default or event of default, with certain exceptions, including for any default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the Indenture with respect to such series at the request of such holders. (Section 603) The Indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the Indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the Indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal-indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the Indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time. Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The Indenture and the Securities are governed by, and construed in accordance with, the law of the State of New York, except that provisions that govern the ranking of the debt securities, that exclude (or otherwise govern) rights of set-off and matters relating to our authorization and execution of the Indenture, the supplemental indentures and the Securities shall be governed by the law of Sweden. If the Securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent to Service

Under the Indenture, we have irrevocably designated Business Sweden in The City of New York as our authorized agent under the Indenture for service of process in any legal action or proceeding arising out of or relating to the Indenture, the supplemental indentures, or the Securities brought in any federal or State court in The City of New York. Under the Indenture, we have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. (Section 115)

Other Relationships with the Trustee

We may maintain banking relationships in the ordinary course of business with the trustee.

Note Regarding Foreign Currencies

Notwithstanding any other provision of the Indenture, (i) other than with respect to bearer securities, holders requesting or receiving payments in any currency other than U.S. dollars for any reason must provide wire transfer instructions to the trustee for an account in the relevant currency not less than 15 calendar days prior to the first relevant date of payment, and (ii) we must consult with the trustee regarding the appropriateness of any exchange rate agent and/or paying agent for each series of debt securities denominated in, or subject to redenomination into, a currency other than U.S. dollars.